Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION. WARRANT TO PURCHASE STOCK Company: EBR Systems, Inc., a Delaware corporation Number of Shares: 220,750, subject to adjustment Type/Series of Stock: Common Stock, $0.0001 par value per share Warrant Price: $0.14 per Share, subject to adjustment Issue Date: March 25, 2020 Expiration Date: March 24, 2030 See also Section 5.1(b). Credit Facility: This Warrant to Purchase Stock ("Warrant") is issued in connection with that certain Loan and Security Agreement of even date herewith among Silicon Valley Bank, WestRiver Innovation Lending Fund VIII, L.P. and the Company (as amended and/or modified and in effect from time to time, the "Loan Agreement"). THIS WARRANT CERTIFIES THAT, for good and valuable consideration, WESTRIVER INNOVATION LENDING FUND VIII, L.P. (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, "Holder") is entitled to purchase the number of fully paid and non-assessable shares (the "Shares") of the above-stated Type/Series of Stock (the "Class") of the above-named company (the "Company") at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. SECTION 1. EXERCISE. 1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. 1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive, and the Company shall issue to Holder, such number of fully paid and non-assessable Shares as are computed using the following formula: X = Y(A-B)/A where: X = the number of Shares to be issued to the Holder;

2 Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price); A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and B = the Warrant Price. 1.3 Fair Market Value. If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a "Trading Market"), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment. 1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired. 1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount. 1.6 Treatment of Warrant Upon Acquisition of Company. (a) Acquisition. For the purpose of this Warrant, "Acquisition" means any Liquidation Transaction (as such term is defined in the Company's certificate of incorporation in effect on the Issue Date); provided, that, for purposes of this Warrant, a transaction that would otherwise qualify as a Liquidation Transaction but for the waiver of such status by holders of the Company's preferred stock shall still be deemed to be a Liquidation Transaction. (b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company's stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a "Cash/Public Acquisition"), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the

3 Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition. (c) Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant. (d) As used in this Warrant, "Marketable Securities" means securities meeting all of the following requirements, determined as of immediately prior to the closing of the Acquisition: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer's shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition. SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE. 2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased. 2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

4 2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price. 2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company's expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer or other officer of the Company, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment. SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY. 3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows: (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of a share of the Class as determined by the most recently completed valuation, approved or accepted by the Company's Board of Directors, of a share of the Class for purposes of the Company's compliance with Section 409A of the Internal Revenue Code of 1986, as amended (or the corresponding section of any successor statute). (b) The number of Shares for which this Warrant is exercisable on and as of the Issue Date hereof represents not less than 0.1250% of the Company's total issued and outstanding shares of capital stock, calculated on and as of the Issue Date hereof on a fully-diluted, common stock-equivalent basis (but without excluding shares of capital stock that are not convertible into shares of common stock) assuming (i) the conversion into common stock of all outstanding securities and instruments (including, without limitation, securities deemed to be outstanding pursuant to clause (ii) of this Section 3.1(b)) convertible by their terms into shares of common stock (regardless of whether such securities or instruments are by their terms now so convertible), (ii) the exercise in full of all outstanding options, warrants (including, without limitation, this Warrant) and other rights to purchase or acquire shares of common stock or securities exercisable for or convertible into shares of common stock (regardless of whether such options, warrants or other rights to purchase or acquire are by their terms now exercisable); and (iii) the inclusion of all shares of common stock reserved for issuance under all of the Company's incentive stock and stock option plans and not now subject to outstanding grants or options. (c) All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

5 (d) The Company's capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date. 3.2 Notice of Certain Events. If the Company proposes at any time to: (a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company's stock (other than pursuant to contractual pre-emptive rights); (c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; (d) effect an Acquisition or to liquidate, dissolve or wind up; or (e) effect its initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Act (the "IPO"); then, in connection with each such event, the Company shall give Holder: (1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any; (2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and (3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith. The Company will also provide information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder's accounting or reporting requirements. SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows: 4.1 Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.

6 Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares. 4.2 Disclosure of Information. Holder is aware of the Company's business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access. 4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. 4.4 Accredited Investor Status. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act. 4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act. 4.6 Market Standoff Agreement. Holder agrees that the Shares shall be subject to the Market Standoff provisions in Section 1.14 of the Amended and Restated Investors' Rights Agreement dated as of October 30, 2017, by and among the Company and the investors listed on the exhibits thereto, as such agreement may be amended from time to time, or similar agreement. In order to enforce such covenants, the Company may impose stop-transfer instructions with respect to the securities of Holder. 4.6 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant, and, except as expressly set forth in this Warrant, will not have any other rights as a stockholder until the exercise of this Warrant. SECTION 5. MISCELLANEOUS. 5.1 Term; Automatic Cashless Exercise Upon Expiration. (a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

7 (b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder. 5.2 Legends. Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form (together with such other legend(s) as may be required under the Company's bylaws): THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO WESTRIVER INNOVATION LENDING FUND VIII, L.P. DATED MARCH 25, 2020, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION. 5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an "accredited investor" as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale. 5.4 Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company's prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

8 5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise: WestRiver Innovation Lending Fund VIII, L.P. c/o WestRiver Management, LLC 920 5th Avenue, Suite 3450 Seattle, Washington 98104 Attn: Doug Hollenbeck or Harper Ellison Email: doug@wrg.vc or harper@wrg.vc With a copy (which shall not constitute notice) to: Perkins Coie LLP 1201 Third Avenue, Suite 4800 Seattle, Washington 98101-3099 Attention: David C. Clarke Telephone: (206) 359-8612 Email: dclarke@perkinscoie.com Notice to the Company shall be addressed as follows until Holder receives notice of a change in address: EBR Systems, Inc. Attn: Suzanne Pilkington, Chief Financial Officer 686 West Maude Avenue, Suite 102 Sunnyvale, CA 94085 Telephone: 650-823-4099 Facsimile: 408-720-1996 Email: suzanne@ebrsystemsinc.com 5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. 5.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees. 5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes

9 and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 5.4 or the enforcement of the terms hereof. 5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law. 5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant. 5.11 Business Days. "Business Day" is any day that is not a Saturday, Sunday or a day on which banks in Washington are closed. [Remainder of page left blank intentionally] [Signature page follows]

Appendix 1 APPENDIX 1 NOTICE OF EXERCISE 1. The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common/Series ______ Preferred [circle one] Stock of __________________ (the "Company") in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows: [ ] check in the amount of $________ payable to order of the Company enclosed herewith [ ] Wire transfer of immediately available funds to the Company's account [ ] Cashless Exercise pursuant to Section 1.2 of the Warrant [ ] Other [Describe] __________________________________________ 2. Please issue a certificate or certificates representing the Shares in the name specified below: ___________________________________________ Holder's Name ___________________________________________ ___________________________________________ (Address) 3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof. HOLDER: _________________________ By:_________________________ Name:________________________ Title:_________________________ (Date):_______________________

Schedule 1 SCHEDULE 1 Company Capitalization Table See attached ny-1877909

Cap Table - Ownership SummaryIncluding Convertible NotesPost-SVB/WRG Loan ClosingShares AuthorizedIssued and Outstanding Shares (fully-diluted)Percent OwnershipIssued and Outstanding Shares (fully-diluted)Percent OwnershipIssued and Outstanding Shares (fully-diluted)Percent OwnershipCOMMON STOCK240,000,000COMMON240,000,00013,077,3619.51%13,077,3617.42%13,077,3617.41%13,077,36113,077,36113,077,361PREFERRED STOCK264,399,543NEW SERIES A3,523,4283,488,0102.54%3,488,0101.98%3,488,0101.98%NEW SERIES B195,000,00081,368,44659.16%81,368,44646.19%81,368,44646.08%84,856,45684,856,45684,856,456WARRANTSWarrants (COMMON) - Outstanding (existing)1,950,6071.42%1,950,6071.11%1,950,6071.10%Warrants (COMMON) - SVB and WRG (to be issued) 441,500 0.25%Warrants (NEW SERIES A) - Outstanding21,6490.02%21,6490.01%21,6490.01%Warrants (NEW SERIES B) - Outstanding5,018,1863.65%5,018,1862.85%5,018,1862.84%6,990,4426,990,4426,990,442CONVERTIBLE NOTES2019 Closing (8/26/29)$12,500,000 17,371,6399.86%17,371,6399.84%March 2020 Closing (Scheduled 3/13/20)$12,500,000 15,160,7038.61%15,160,7038.59%Final Closing (Estimated June 2020)$5,000,000 6,064,2813.44%6,064,2813.43%2003 Stock PlanAwards Outstanding4,0000.03%4,0000.00%4,0000.00%2013 Equity Incentive Plan (Reserved: 33,393,696)Granted41,769,870Exercised-812,770Repurchased0Cancelled-10,998,739Awards Outstanding30,553,36121.75%30,553,36117.35%30,553,36117.30%Shares Remaining For Issuance2,063,3651.94%2,063,3651.17%2,063,3651.17%Awards Outstanding + Shares Remaining for Issuance32,616,72623.69%18.52%18.47%32,616,72632,580,92632,580,926137,544,985176,141,609176,583,109Convertible Note Assumptions2019 Closing (8/26/19)Principal$12,500,000Interest Rate10%Months of Interest Accrual17.5Accrued Interest$1,822,917Total Principal + Interest$14,322,917New Series B Shares17,371,639 Notes convert into New Series B Preferred Stock at $0.8245 per shareMarch 2020 Closing (scheduled 3/13/20)Principal$12,500,000Interest Rate10%Months of Interest Accrual0Accrued Interest$0Total Principal + Interest$12,500,000New Series B Shares15,160,703 Notes convert into New Series B Preferred Stock at $0.8245 per shareFinal Closing (Estimated June 2020)Principal$5,000,000Interest Rate10%Months of Interest Accrual0Accrued Interest$0Total Principal + Interest$5,000,000New Series B Shares6,064,281 Notes convert into New Series B Preferred Stock at $0.8245 per shareEBR Systems, Inc. - Cap Table - Ownership Summary Report (report run on 20-Feb-2020)1 / 23/24/2020

Cap Table - Ownership Summaryg2 / 23/24/2020